[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                   EXHIBIT 10.16

                                    AMENDMENT

This Amendment made and executed as of this 5th day of March 2003 ("effective date") constitutes a valid and enforceable amendment to the Amended and Restated Toremifene License and Supply Agreement of the 22nd day of October 2001 (hereinafter referred to as the "Agreement") between Orion Corporation, a corporation existing under the laws of Finland and having its principal office at Orionintie 1, 02200 Espoo, Finland (hereinafter referred to as "ORION"), and GTx, Inc., a corporation organized and existing under the laws of the State of Tennessee, U.S.A. and having its principal office at 3 North Dunlap Avenue, Van Vleet Building, Third Floor, Memphis, Tennessee 38163, U.S.A. (hereinafter referred to as "GTx") (ORION and GTx collectively referred to herein as "Parties").

WHEREAS, the Parties have entered into the Agreement on October 22, 2001;

WHEREAS, the Parties wish to amend the Agreement on the terms and conditions contained herein; and

WHEREAS, The Parties wish that all other terms and conditions of the Agreement shall remain unchanged and shall be retained in full force and effect unless specifically agreed otherwise herein;

NOW, THEREFORE, the Parties hereto agree as follows:

The Parties have agreed to amend the Section 1.35 of the Agreement to read in its entirety as follows:

"Toremifene" shall mean [ * ].

The Parties have agreed to amend the Section "Definitions" by adding a new section 1.42:

"SERM" shall mean [ * ] as described in the Orion Patent Rights including its isomers, metabolites, derivatives and analogs, having either antiestrogenic or estrogenic pharmacological properties.

The parties have agreed that the phrase "...anti-estrogen and/or SERM..." as used in the Agreement shall hereby be amended to delete tHe reference to "anti-estrogen" and to limit the applicable sentence to only SERMs. By way of explanation, the definitions for "Competing Product" (Section 1.4), "GTX Know-How" (Section 1.10), "GTX Patents" (Section 1.11) and "GTX Patent Applications" (Section 1.12), are all hereby amended to delete the reference therein to "anti-estrogen" and to limit the definition to SERM as set forth in the applicable definition.

The Parties have agreed to amend the Section 1.6 of the Agreement to read in its entirety as follows:

         "Field" shall mean the prevention and treatment of prostate cancer, which shall mean for the purposes of hereof: preventing prostate carcinogenesis; suppressing or inhibiting prostate cancer; reducing the risk of developing prostate cancer; increasing the survival rate of a subject with prostate cancer; and treating prostate cancer. Furthermore, the Field shall include the prevention and/or treatment of osteoporosis, gynecomastia, and hot flashes, induced by chemical or surgical androgen deprivation therapy in the treatment of prostate cancer.

In consideration of the expansions of the definition of Field, and, as a consequence, GTx' rights under the Agreement, the Parties have agreed to:
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(I) amend section 2.1.5(a) of the Agreement to read in its entirety as follows:

                           (a) Orion grants GTX, on a country by country basis, the right of first negotiation to negotiate further agreements under commercially reasonable terms and conditions regarding the further development, registration, promotion, marketing, sales and distribution of a pharmaceutical product for human use within the Field containing SERMs, as the active ingredient (a) which is covered by a Valid Claim within the GTX Patent Rights in such country; and (b) for which Orion has both a license or other right to develop and commercialize such products and within five (5) years after the Amendment Date, Orion has commenced Phase I clinical trials for such product anywhere in the world for a primary indication falling within the Field (a product fulfilling (a) and (b), hereinafter referred to as "Additional Product"). [ * ] after GTX's receipt in writing of a first offer from Orion regarding commercially reasonable terms and conditions for obtaining rights in and to such Additional Product, GTX shall notify Orion in writing if it wishes to enter into negotiations with respect to such Additional Product. Should GTX elect to exercise such right, the Parties agree to negotiate in good faith the commercially reasonable terms and conditions for a letter of intent to be completed [ * ] of receipt by Orion of such notification from GTX. Any deadlines may be extended by mutual written agreement. Should GTX fail to provide written notification to Orion by the end of [ * ], or GTX notifies Orion that it does not wish to enter into negotiations; or the Parties, despite conducting good faith negotiations, are unable to finalize the commercial terms of the letter of intent [ * ], GTX shall have no further rights in the SERM, and Orion shall be free to contract with a Third Party concerning same or itself further pursue the development, registration, promotion, marketing, sales and distribution of such Additional Product.

(II) amend section 2.1.5(b) of the Agreement to read as follows:

                           (b) During the term of any Orion Patents or the pendency of any Orion Patent Application in the relevant country, Orion grants GTX, on a country by country basis as set forth in this Section 2.1.5(b), a right of first negotiation to negotiate with Orion an agreement under which GTX would, on commercially reasonable terms and conditions, develop, register, promote, market, sell and distribute "Interchangeable Pharmaceutical Products Containing Toremifene" for use outside the Field ("Other Activities"), provided, however, that such right of first negotiation described in this Section 2.1.5(b) shall not extend to breast cancer indications. For purposes hereof, "Interchangeable Pharmaceutical Products Containing Toremifene" shall mean any pharmaceutical product containing Toremifene for use in humans which is sufficiently similar with any Product of GTx (for which at least a Phase II clinical trial has been commenced for such Product anywhere in the world) to be considered therapeutically equivalent ("Other Toremifene Product"), which equivalence reasonably may result in, or materially increase the likelihood for substitution by a health care provider of such Product of GTx for the Other Toremifene Product.

         All other terms and conditions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the Parties, through their authorized representatives, have executed two (2) identical copies of this Amendment as of the effective date.

Orion Corporation                             GTx, Inc.

By: /s/ Timo Lappalainen                      By: /s/ Henry P. Doggrell
    ----------------------------------            ---------------------

Name: Timo Lappalainen                        Name: Henry P. Doggrell
      --------------------------------              -----------------

Title: Executive Vice President               Title: General Counsel / Secretary
       -------------------------------               ---------------------------

By: /s/ M. Vahari
    -------------
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Name:   Matti Vahari
        ------------

Title: Senior Vice President
       ---------------------

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.